Exhibit 99.1

CONTACTS: Investor Relations      U.S. Media Relations    European Media Relations
Thor Erickson     Fred Roselli        Ros Hunt
+1 (678) 260-3110     +1 (678) 260-3421        +44 (0) 7528 251 022

COCA-COLA ENTERPRISES, INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2015 RESULTS

•	CCE achieved full-year diluted earnings per share of $2.54 on a reported basis or $2.58 on a comparable basis, including a negative currency impact of 18 percent.

•
Full-year net sales totaled $7.0 billion, a decline of 15 percent on a reported basis, or down 1½ percent on a currency-neutral basis; volume declined ½ percent, and net pricing per case declined 1 percent.

•
Full-year operating income was $866 million on a reported basis, down 15 percent; comparable operating income was $949 million, down 13½ percent or up 1½ percent on a comparable and currency-neutral basis.

•	Fourth-quarter diluted earnings per share totaled 67 cents on a reported basis, or 53 cents on a comparable basis, including a negative currency impact of 7 cents.

•	CCE affirms guidance for 2016, including slightly positive growth for full-year comparable and currency-neutral net sales.

ATLANTA, February 11, 2016 - Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported full-year 2015 diluted earnings per share of $2.54, or $2.58 on a comparable basis. Currency translation had a negative impact of approximately 51 cents on full-year comparable diluted earnings per share.
Reported operating income for the year totaled $866 million; comparable operating income totaled $949 million, down 13½ percent or up 1½ percent on a comparable and currency-neutral basis versus a year ago.

Reported diluted earnings per share for the fourth quarter were 67 cents, or 53 cents on a comparable basis. Currency translation had a negative impact of approximately 7 cents on fourth-quarter comparable diluted earnings per share.
“In 2015, we managed each element of our business to deliver slightly positive operating income growth, earnings per share growth of 8½ percent, and solid free cash flow, all in line with our guidance from a year ago,” said John F. Brock, chairman and chief executive officer. “However, we continued to encounter a softer than expected consumer sector, impacting our business and top-line growth.
“While we expect soft consumer and category trends to persist in 2016, we continue to see long-term growth opportunities. Importantly, we believe the creation of Coca-Cola European Partners will enable us to leverage the best practices of three leading bottlers as we work even more closely with The Coca-Cola Company to better align our businesses, adapt to current conditions, and improve our growth outlook,” Mr. Brock said. “Each of these efforts is vital in reaching our goal of enhancing our ability to drive shareowner value.”
Operating Review
For the full year, total volume declined ½ percent. Sparkling drinks declined 1½ percent, including a 2 percent decline for our Coca-Cola trademark brands. Coca-Cola Zero contributed substantial growth of 5 percent for the year. Sparkling flavors increased ½ percent, with growth of 10½ percent in our energy portfolio. Still beverages grew 4 percent, with juices up 2 percent. Capri-Sun grew 10 percent through expansion to Sweden and the benefits of package and flavor innovation. Water grew 12 percent, led by Chaudfontaine and the continued expansion of smartwater in Great Britain. Total volume in Great Britain declined ½ percent, and volume in continental Europe declined 1 percent for the full year.
Full-year net sales totaled $7.0 billion, down 15 percent on a reported basis, or down 1½ percent on a currency-neutral basis. Net pricing per case for the full year declined 1 percent, and cost of sales per case declined 2½ percent. Operating expenses increased approximately 1 percent. These figures are presented on a comparable and currency-neutral basis. Free cash flow for 2015 totaled $633 million, after cash costs of $25 million related to the Coca-Cola European Partners (CCEP) transaction.
For the fourth quarter, comparable volume declined 1 percent, reflecting a 1½ percent decline in sparkling brands. Coca-Cola trademark brands declined 2½ percent, while sparkling flavors grew 1½ percent, with growth of 5 percent for our energy portfolio. Still beverages grew 2 percent, with juices up 1 percent and water up 6 percent in the quarter. Fourth-quarter volume in Great Britain declined 3 percent, and continental European volume grew ½ percent.
Fourth-quarter net sales totaled $1.6 billion, down 15½ percent on a reported basis, or down 6 percent on a currency-neutral basis. Reported operating income totaled $173 million, a decline of 11½ percent. On a comparable basis, operating income totaled $198 million, a decline of 13 percent, or a decline of 3 percent on a comparable and currency-neutral basis. Both net sales and operating income results include the impact of four fewer selling days in the fourth quarter.
Fourth-quarter net pricing per case was down ½ percent, and cost of sales per case declined 2½ percent, both on a comparable and currency-neutral basis.

2016 Outlook
CCE expects full-year 2016 comparable and currency-neutral net sales to be up slightly. For the first-quarter 2016, given expense timing and one fewer selling day, CCE expects comparable and currency-neutral operating income and diluted earnings per share growth to be down slightly. Based on recent rates, currency translation would negatively impact first-quarter 2016 diluted earnings per share by approximately 5 percent.
The company expects full-year 2016 free cash flow in a range of $500 million to $550 million after expected CCEP transaction cash costs of $75 million to $100 million. Capital expenditures are expected to be approximately $325 million. Weighted-average cost of debt is expected to be approximately 3 percent, and the comparable effective tax rate for 2016 is expected to be between 26 percent and 28 percent. Given the pending transaction, CCE does not expect to repurchase shares in 2016.
Coca-Cola European Partners
As announced in the third quarter of 2015, Coca-Cola Enterprises, Coca-Cola Iberian Partners, S.A. (CCIP), and Coca-Cola Erfrischungsgetränke AG (CCEAG), a wholly owned subsidiary of The Coca-Cola Company (NYSE: KO), have agreed to combine their businesses into a new company to be called Coca-Cola European Partners Plc., (CCEP), in a transformational transaction that will create the world’s largest independent Coca-Cola bottler, based on net sales.
Pending collective approval by Coca-Cola Enterprises’ shareholders and regulatory agencies, the transaction is expected to close by the end of the second quarter, 2016.

Conference Call
CCE will host a conference call with investors and analysts today at 10 a.m. ET. The call can be accessed through the company’s website at www.cokecce.com.
About CCE
    Coca-Cola Enterprises, Inc. is the leading Western European marketer, producer, and distributor of nonalcoholic ready-to-drink beverages and one of the world’s largest independent Coca-Cola bottlers. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. CCE operates with a local focus and has 17 manufacturing sites across Europe, where the company manufactures nearly 90 percent of its products in the markets in which they are consumed. Sustainability is core to CCE’s business, and the company has been recognized by leading organizations in North America and Europe for its progress in water use reduction, carbon footprint reduction, and recycling initiatives. For more information about CCE, please visit www.cokecce.com and follow the company on Twitter at @cokecce.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K and other SEC filings.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
In connection with the proposed transaction, CCEP has filed with the SEC a registration statement on Form F-4 that includes a preliminary proxy statement/prospectus regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to CCE’s stockholders in connection with the proposed transaction.

# # #

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Fourth Quarter (a)		Full Year
	2015	2014	2015	2014
Net sales	$1,630	$1,925	$7,011	$8,264
Cost of sales	1,030	1,256	4,441	5,291
Gross profit	600	669	2,570	2,973
Selling, delivery, and administrative expenses	427	474	1,704	1,954
Operating income	173	195	866	1,019
Interest expense, net	26	30	118	119
Other nonoperating expense	(1)	(7)	(4)	(7)
Income before income taxes	146	158	744	893
Income tax (benefit) expense	(10)	46	148	230
Net income	$156	$112	$596	$663
Basic earnings per share	$0.69	$0.46	$2.59	$2.68
Diluted earnings per share	$0.67	$0.46	$2.54	$2.63
Dividends declared per share	$0.28	$0.25	$1.12	$1.00
Basic weighted average shares outstanding	228	242	231	247
Diluted weighted average shares outstanding	232	246	235	252

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(a)	Amounts presented for the fourth quarters of 2015 and 2014 have not been audited.

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions)

	Year Ended December 31,
	2015	2014
Net income	$596	$663
Components of other comprehensive (loss) income:
Currency translations
Pretax activity, net	(337)	(482)
Tax effect	—	—
Currency translations, net of tax	(337)	(482)
Net investment hedges
Pretax activity, net	163	256
Tax effect	(57)	(90)
Net investment hedges, net of tax	106	166
Cash flow hedges
Pretax activity, net	16	(15)
Tax effect	(5)	4
Cash flow hedges, net of tax	11	(11)
Pension plan adjustments
Pretax activity, net	(76)	(79)
Tax effect	13	23
Pension plan adjustments, net of tax	(63)	(56)
Other comprehensive loss, net of tax	(283)	(383)
Comprehensive income	$313	$280

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2015	2014
ASSETS
Current:
Cash and cash equivalents	$170	$223
Trade accounts receivable	1,314	1,514
Amounts receivable from The Coca-Cola Company	56	67
Inventories	336	388
Other current assets	170	268
Total current assets	2,046	2,460
Property, plant, and equipment, net	1,920	2,101
Franchise license intangible assets, net	3,383	3,641
Goodwill	88	101
Other noncurrent assets	174	240
Total assets	$7,611	$8,543
LIABILITIES
Current:
Accounts payable and accrued expenses	$1,601	$1,872
Amounts payable to The Coca-Cola Company	102	104
Current portion of debt	454	632
Total current liabilities	2,157	2,608
Debt, less current portion	3,407	3,320
Other noncurrent liabilities	236	207
Noncurrent deferred income tax liabilities	854	977
Total liabilities	6,654	7,112
SHAREOWNERS’ EQUITY
Common stock	4	3
Additional paid-in capital	4,032	3,958
Reinvested earnings	2,329	1,991
Accumulated other comprehensive loss	(997)	(714)
Common stock in treasury, at cost	(4,411)	(3,807)
Total shareowners’ equity	957	1,431
Total liabilities and shareowners’ equity	$7,611	$8,543

COCA-COLA ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2015	2014
Cash Flows from Operating Activities:
Net income	$596	$663
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	274	309
Share-based compensation expense	41	28
Deferred income tax (benefit) expense	(8)	65
Pension expense less than contributions	(11)	(3)
Changes in assets and liabilities:
Trade accounts receivable	78	(151)
Inventories	17	15
Other current assets	(30)	(110)
Accounts payable and accrued expenses	(38)	94
Other changes, net	22	72
Net cash derived from operating activities	941	982
Cash Flows from Investing Activities:
Capital asset investments	(321)	(332)
Capital asset disposals	13	27
Settlement of net investment hedges	32	21
Net cash used in investing activities	(276)	(284)
Cash Flows from Financing Activities:
Net change in commercial paper	52	146
Issuances of debt	527	347
Payments on debt	(485)	(114)
Share repurchases under share repurchase programs	(614)	(912)
Dividend payments on common stock	(257)	(246)
Exercise of employee share options	21	16
Settlement of debt-related cross-currency swaps	56	(13)
Other financing activities, net	2	(13)
Net cash used in financing activities	(698)	(789)
Net effect of currency exchange rate changes on cash and cash equivalents	(20)	(29)
Net Change in Cash and Cash Equivalents	(53)	(120)
Cash and Cash Equivalents at Beginning of Year	223	343
Cash and Cash Equivalents at End of Year	$170	$223

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Fourth-Quarter 2015
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax (Benefit) Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,030	427	173	(1)	(10)	$156	$0.67
Items Impacting Comparability:
Mark-to-market effects (c)	1	(6)	5	—	2	3	0.01
Restructuring charges (d)	—	(1)	1	—	1	—	—
Merger related costs (e)	—	(19)	19	—	6	13	0.06
Net tax items (f)	—	—	—	—	48	(48)	(0.21)
Comparable (non-GAAP)	$1,031	401	198	(1)	47	$124	$0.53
		Diluted Weighted Average Shares Outstanding					232

	Fourth-Quarter 2014
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax (Benefit) Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$1,256	474	195	(7)	46	$112	$0.46
Items Impacting Comparability:
Mark-to-market effects (c)	(1)	(11)	12	—	3	9	0.04
Restructuring charges (d)	—	(18)	18	—	5	13	0.05
Other items (g)	(2)	—	2	8	2	8	0.03
Comparable (non-GAAP)	$1,253	445	227	1	56	$142	$0.58
		Diluted Weighted Average Shares Outstanding					246

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(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	As reflected in CCE's U.S. GAAP Consolidated Financial Statements.

(c)	Amounts represent the net out-of-period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

(e)	Amounts represent costs associated with the pending merger with Coca-Cola Iberian Partners and Coca-Cola Erfrischungsgetränke as announced on August 6, 2015.

(f)	Amounts represent the deferred tax impact related to income tax rate or law changes.

(g)	Amounts represent charges related to the impairment of our investment in our recycling joint venture in Great Britain.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP (a)
(Unaudited; in millions, except per share data which is calculated prior to rounding)

	Full-Year 2015
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$4,441	1,704	866	(4)	148	$596	$2.54
Items Impacting Comparability:
Mark-to-market effects (c)	(20)	(8)	28	—	9	19	0.08
Restructuring charges (d)	—	(20)	20	—	6	14	0.06
Merger related costs (e)	—	(45)	45	—	14	31	0.13
Gain on property sale (f)	—	10	(10)	—	(3)	(7)	(0.03)
Net tax items (h)	—	—	—	—	48	(48)	(0.20)
Comparable (non-GAAP)	$4,421	1,641	949	(4)	222	$605	$2.58
		Diluted Weighted Average Shares Outstanding					235

	Full-Year 2014
	Cost of Sales	Selling, Delivery, and Administrative Expenses	Operating Income	Other Nonoperating (Expense) Income	Income Tax Expense	Net Income	Diluted Earnings Per Share
Reported (GAAP) (b)	$5,291	1,954	1,019	(7)	230	$663	$2.63
Items Impacting Comparability:
Mark-to-market effects (c)	13	(11)	(2)	—	(1)	(1)	—
Restructuring charges (d)	—	(81)	81	—	26	55	0.22
Other items (g)	(2)	—	2	8	2	8	0.03
Net tax items (i)	—	—	—	—	6	(6)	(0.03)
Comparable (non-GAAP)	$5,302	1,862	1,100	1	263	$719	$2.85
		Diluted Weighted Average Shares Outstanding					252

___________________________

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	As reflected in CCE's U.S. GAAP Consolidated Financial Statements.

(c)	Amounts represent the net out-of-period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

(e)	Amounts represent costs associated with the pending merger with Coca-Cola Iberian Partners and Coca-Cola Erfrischungsgetränke as announced on August 6, 2015.

(f)	Amounts represent gains associated with the sale of a distribution facility in Great Britain.

(g)	Amounts represent charges related to the impairment of our investment in our recycling joint venture in Great Britain.

(h)	Amounts represent the deferred tax impact related to income tax rate or law changes.

(i)	Amounts represent the tax impact of both cumulative nonrecurring items and changes in income tax rates on the year.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP SEGMENT INCOME (a)
(Unaudited; in millions)

	Fourth-Quarter 2015
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$219	$(46)	$173
Items Impacting Comparability:
Mark-to-market effects (c)	—	5	5
Restructuring charges (d)	1	—	1
Merger related costs (e)	8	11	19
Comparable (non-GAAP)	$228	$(30)	$198

	Fourth-Quarter 2014
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$240	$(45)	$195
Items Impacting Comparability:
Mark-to-market effects (c)	—	12	12
Restructuring charges (d)	18	—	18
Other items (g)	2	—	2
Comparable (non-GAAP)	$260	$(33)	$227

	Full-Year 2015
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,063	$(197)	$866
Items Impacting Comparability:
Mark-to-market effects (c)	—	28	28
Restructuring charges (d)	20	—	20
Merger related costs (e)	15	30	45
Gain on property sale (f)	(10)	—	(10)
Comparable (non-GAAP)	$1,088	$(139)	$949

	Full-Year 2014
	Europe	Corporate	Operating Income
Reported (GAAP) (b)	$1,151	$(132)	$1,019
Items Impacting Comparability:
Mark-to-market effects (c)	—	(2)	(2)
Restructuring charges (d)	81	—	81
Other items (g)	2	—	2
Comparable (non-GAAP)	$1,234	$(134)	$1,100

__________________________

(a)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b)	As reflected in CCE's U.S. GAAP Consolidated Financial Statements.

(c)	Amounts represent the net out-of-period mark-to-market impact of non-designated commodity hedges.

(d)	Amounts represent nonrecurring restructuring charges.

(e)	Amounts represent costs associated with the pending merger with Coca-Cola Iberian Partners and Coca-Cola Erfrischungsgetränke as announced on August 6, 2015.

(f)	Amounts represent gains associated with the sale of a distribution facility in Great Britain.

(g)	Amounts represent charges related to the impairment of our investment in our recycling joint venture in Great Britain.

COCA-COLA ENTERPRISES, INC.
CURRENCY IMPACT ON OPERATING MEASURES (a)
(Unaudited; percentages rounded to the nearest 0.5 percent)

	% Change vs. Prior Year
	GAAP (b)			non-GAAP (c)
Fourth-Quarter 2015	Reported	Currency impact on reported	Reported currency-neutral	Comparable	Currency impact on comparable	Comparable currency-neutral
Net sales	(15.5)%	(9.5)%	(6.0)%	(15.5)%	(9.5)%	(6.0)%
Selling, delivery, and administrative expenses	(10.0)	(9.0)	(1.0)	(10.0)	(9.5)	(0.5)
Operating income	(11.5)	(11.0)	(0.5)	(13.0)	(10.0)	(3.0)
Diluted earnings per share	45.5	(22.0)	67.5	(8.5)	(12.0)	3.5

Fourth-Quarter 2014
Net sales	(5.5)%	(7.0)%	1.5%	(5.5)%	(7.0)%	1.5%
Selling, delivery, and administrative expenses	0.5	(6.5)	7.0	(2.5)	(6.5)	4.0
Operating income	(10.0)	(16.5)	6.5	(2.0)	(7.0)	5.0
Diluted earnings per share	(10.0)	(2.0)	(8.0)	7.5	(9.0)	16.5

Full-Year 2015
Net sales	(15.0)%	(13.5)%	(1.5)%	(15.0)%	(13.5)%	(1.5)%
Selling, delivery, and administrative expenses	(13.0)	(13.0)	—	(12.0)	(13.0)	1.0
Operating income	(15.0)	(16.0)	1.0	(13.5)	(15.0)	1.5
Diluted earnings per share	(3.5)	(22.0)	18.5	(9.5)	(18.0)	8.5

Full-Year 2014
Net sales	0.5%	1.0%	(0.5)%	0.5%	1.0%	(0.5)%
Selling, delivery, and administrative expenses	0.5	3.5	(3.0)	2.0	1.0	1.0
Operating income	11.5	(1.0)	12.5	5.0	2.0	3.0
Diluted earnings per share	8.0	11.0	(3.0)	13.5	2.5	11.0

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(a)	Currency impact is calculated by converting current year results at prior year exchange rates.

(b)	Calculated based on CCE's U.S. GAAP Consolidated Financial Statements.

(c)
These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability. See the Reconciliation of GAAP to non-GAAP tables in this release for a list of all items impacting comparability.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited; in millions, except percentages)

	Fourth-Quarter		Full Year
	% Change vs. Prior Year		% Change vs. Prior Year
	2015	2014	2015	2014
Net Sales Per Case
Change in net sales per case	(10.0)%	(8.5)%	(14.5)%	0.5%
Impact of excluding post mix, non-trade, and other	(0.5)	(0.5)	(0.5)	—
Impact of currency exchange rate changes	10.0	7.0	14.0	(1.0)
Currency-Neutral Bottle and Can Net Pricing Per Case (a)	(0.5)%	(2.0)%	(1.0)%	(0.5)%

Cost of Sales Per Case
Change in cost of sales per case	(12.5)%	(9.5)%	(15.5)%	(1.0)%
Impact of excluding post mix, non-trade, and other	—	—	(1.0)	1.0
Impact of currency exchange rate changes	10.0	7.0	14.0	(1.0)
Currency-Neutral Bottle and Can Cost of Sales Per Case (a)	(2.5)%	(2.5)%	(2.5)%	(1.0)%

Physical Case Bottle and Can Volume
Change in volume	(6.0)%	3.5%	(0.5)%	—%
Impact of selling day shift	5.0	(1.5)	N/A	N/A
Comparable Bottle and Can Volume (b)	(1.0)%	2.0%	(0.5)%	—%

	Full Year
Reconciliation of Free Cash Flow (c)	2015	2014
Net cash derived from operating activities	$941	$982
Less: capital asset investments	(321)	(332)
Add: capital asset disposals	13	27
Free Cash Flow	$633	$677

	December 31,	December 31,
Reconciliation of Net Debt (d)	2015	2014
Current portion of debt	$454	$632
Debt, less current portion	3,407	3,320
Less: cash and cash equivalents	(170)	(223)
Net Debt	$3,691	$3,729

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(a)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing Per Case" and "Currency-Neutral Bottle and Can Cost of Sales Per Case" are used to more clearly evaluate bottle and can pricing and cost trends in the marketplace. These measures exclude items not directly related to bottle and can pricing or cost and currency exchange rate changes.

(b)
The non-GAAP measure "Comparable Bottle and Can Volume" is used to analyze the performance of our business on a constant period basis. There were four fewer selling days in the fourth quarter of 2015 versus the fourth quarter of 2014. There were the same number of selling days in the full year 2015 and the full year 2014.

(c)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(d)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.